EXHIBIT 16-2


                                 [Letterhead of
                          Terrence J. Dunne, MBA, MST]



July 18, 1997

Securities and Exchange Commission
Washington, DC 20549

RE:  Market America, Inc.
     SEC File Number 000-23250

Dear Sir or Madam:

I have read Item 4 of the Form 8-K of Market America, Inc. dated July 17, 1997, and agree with the statements contained therein.



Sincerely,

/s/ Terrence J. Dunne
-------------------------------
Terrence J. Dunne
Certified Public Accountant

Spokane, Washington